UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No.  8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eternal Speech, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7372	37-1778439
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

156/13 Moo 10 Nongprue, Banglamung Chonburi 20150 Thailand

Telephone: 775-562-0589

Email address: suthep.thepchit@eternalspeech.com

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Biz Filings

311 S. Division Street

Carson City, Nevada 89703

Telephone: 800-981-7183

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]

Non-accelerated filer [ ]                          Smaller reporting company [X]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	4,500,000	$0.02	$90,000	$12.28

(1)   There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JANUARY 27 , 201 7

PRELIMINARY PROSPECTUS

ETERNAL SPEECH, INC.

4,500,000 SHARES OF COMMON STOCK AT $0.02 PER SHARE

OFFERED BY ETERNAL SPEECH, INC.

This prospectus relates to our offering of a total of 4,500,000 shares (the "Shares") of our common stock on a "self-underwritten" basis at a fixed price of $0.02 per share. There is no minimum number of shares that an investor is required to purchase. This offering of shares will terminate 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or at our own discretion. We do not reserve the right to extend the offering beyond the 180-day offering period. All money received from any sale of the shares offered, regardless of the number of shares sold, will be available to us to fund our business and operations.

We have not made arrangements to deposit funds received from the sale of shares in this offering in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process. See "Use of Proceeds" and "Plan of Distribution."

Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the Shares quoted on the OTC Bulletin Board (OTCBB). There can be no assurance that our common stock will qualify for quotation on the OTCBB or that we will be successful in obtaining a quotation.

Our sole officer and director will market our common stock and offer and sell the securities on our behalf. The officer and director will not receive any compensation for his role in selling shares in the offering. The expenses of the offering are estimated at $8,050 and will be paid by us.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. WE ARE CONSIDERED A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES AND ARE SUBJECT TO ADDITIONAL REGULATORY REQUIREMENTS AS A RESULT OF THIS STATUS, INCLUDING LIMITATIONS ON OUR SHAREHOLDER'S ABILITY TO RE-SELL THEIR SHARES IN OUR COMPANY, AS WELL AS ADDITIONAL DISCLOSURE REQUIREMENTS. ACCORDINGLY, INVESTORS SHOULD CONSIDER OUR SHARES TO BE A HIGH-RISK AND ILLIQUID INVESTMENT. REFER TO THE SECTION ENTITLED "RISK FACTORS" ON PAGES 9-17.

THE COMPANY IS CONSIDERED AN "EMERGING GROWTH COMPANY" AS DEFINED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT AND WILL BE SUBJECT TO REDUCED PUBLIC COMPANY REPORTING REQUIREMENTS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.

THE DATE OF THIS PROSPECTUS IS ______________, 2016.

TABLE OF CONTENTS

                                                                        Page No.

                                                                        --------

Summary                                                                      5

The Offering                                                                 8

Risk Factors                                                                10

Tax Considerations                                                          18

Use of Proceeds                                                             19

Determination of Offering Price                                             20

Dilution                                                                    20

Plan of Distribution                                                        22

Description of Securities to be Registered                                  23

Shares Eligible for Future Resale                                           24

Interests of Named Experts and Counsel                                      25

Information with Respect to the Registrant                                  25

Incorporation of Certain Information by Reference                           39

Disclosure of Commission Position on Indemnification for Securities

 Act Liabilities                                                            39

Financial Statements                                                        40 F-1

SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the more detailed information regarding our Company, the risks of purchasing the Shares discussed under "Risk Factors," and our financial statements and their accompanying notes.

In this prospectus, "Eternal", the "Company," "we," "us," and "our," refer to Eternal Speech, Inc., unless the context otherwise requires. Unless otherwise indicated, the term "fiscal year" refers to our fiscal year ending February 28.

Unless otherwise indicated, the term "common stock" refers to shares of the Company's common stock, par value $0.001 per share.

OUR COMPANY

We were incorporated on February 19, 2015 in the State of Nevada. We plan to provide a subscription service where subscribers can leave texts, voice and/or video messages to individuals that may receive the messages after the subscriber has passed away.

Because we are a company that has either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents, we are considered to be a "shell company". An investment in the shares of a shell company should be considered highly illiquid given the resale restrictions that apply to them.

We plan to set up our services so each subscription would allow the subscriber to leave up to 10 messages, being voice, video files and/or text messages. Each message will be encrypted and stored in the subscriber’s Microsoft ™ One Drive Cloud Storage Account. The subscriber can decide on specific times when the messages will be sent to its intended recipient’s email account; up to 10 recipients will be able to receive an individual message each at the same time.

The intention of the Company is to have the messages stored on the system for 10 years. Subscribers could send a birthday message annually for 10 years post mortem. The subscriber will leave instructions in their Will for their Estate executor or executrix to login to the Eternal Speech website with a special login and password that will alert the system of the subscriber’s passing; then, the system will start its automated timed sequence of events as requested by the Subscriber.

The service will consist of a Website and an easy to use downloadable application that will allow the subscriber to record their voice, video and/or text messages and easily upload it to the website.  The Subscriber will be shown how to sign up for a free Microsoft ™ One Drive Cloud Storage Account that will give them 15 gigabytes of free storage, Eternal speech will use the Subscriber’s free account to store their encrypted messages until their delivery date.

The Company intends to charge $399 dollars for the service and intends to market its product in partnership with Funeral Homes, Cemeteries, Assisted Living Facilities and their operators. The Company intends to split the sales revenue with its partners. Today many individuals purchase their cemetery plots prior to their death including grave markers and various other services offered by the Funeral Home, the Eternal Speech Service would become another service offered by the Funeral Home or Cemeteries. The Company also intends to partner with Assisted Living Facilities and operators who cater to the Company’s target market.

Our president has no prior experience in this industry and has never managed a public company.

To implement our plan of operations, we require total funding of approximately $90,000 for the twelve months following this offering, which consists of $8,050 to cover the expenses of this offering, as well as $81,950 to implement our proposed business plan. We will use our existing working capital to cover offering costs, but we will have to complete this offering in order to fund our business plan.

We have not realized any revenues to date, and our accumulated deficit as of November 30, 2016 is ($ 23,074 ). To date, we have raised an aggregate of $10,000 through a private placement of 10,000,000 shares of common stock to our sole director. Proceeds from the private placement are being used for working capital. Our offices are located at the premises of our President, Suthep Thepchit, who provides such space to us on a rent-free basis at 156/13 Moo 10 Nongprue, Banglamung, Chonburi 20150, Thailand. Our telephone number is 775-562-0589 and email is suthep.thepchit@eternalspeech.com. Our Resident Agent in Nevada is Biz Filings, located at 311 S. Division Street, Carson City, Nevada 89703.

From inception until the date of this filing we have had limited activities, primarily consisting of the incorporation of our company, the initial equity funding by our director and registering our website, www.eternalspeech.com. Our financial statements for the 9 months ended November 30 , 2016 report no revenues and a net loss of ($ 5,647 ) and our assets constitute our cash balance of $ 26.

We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. Our business plan anticipates that 365 days after we have secured the financing, considering that the steps of our plan of operations are successfully completed, our sales will begin. However, there is no guarantee that we will be successful in this regard. Currently, our President devotes approximately five hours per week to our affairs.

Investors must be aware that we do not have sufficient capital to independently finance our own plans. We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

We have no written commitments from stockholders, directors or officers to provide us with any form of cash advances, loans or other sources of liquidity to meet our needs. However, our officer and director has verbally indicated that he is willing to advance up to $10,000 over the next twelve months to cover the company’s cost of being a reporting public company.

Investors should be aware that our independent auditors have issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on us having limited operations and limited working capital. Our only source for cash at this time other than this offering is investments or loans. However, we do not have any written agreements in place for any investments or loans. We must raise cash to implement our projects and expand our operations.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for quotation on the OTCBB. We do not yet have a market maker who has agreed to file such an application.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Potential investors should be aware that our sole director, Mr. Thepchit presently own 10,000,000 shares, which would represent 68.9% of the issued and outstanding common shares of the Company if the offering closes and all our offered shares are sold. All the shares owned by Mr. Thepchit are restricted shares, which he purchased at a price of $0.001 per share representing a total cost of $10,000.

PENNY STOCK RULES

Under U.S. federal securities legislation, our common stock will be characterized as "penny stock". Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

We are offering, on a self-underwritten basis, a total of 4,500,000 shares of our common stock at a price of $0.02 per share. This is a fixed price offering. Our offering will terminate 180 days from the effective date of this prospectus, although we may close the offering on any date prior if it is fully subscribed or at our own discretion. All money received from the sale of shares will be available to us to fund our business and operations. There is no minimum amount of shares to be sold by the Company.

We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process, as well as the risk that investment amounts could be lost due to the fact that they are held in an operating account.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to "RISK FACTORS" beginning on page 10 and "DILUTION" on page 19 before making an investment in our stock.

Securities Being Offered	4,500,000 shares of common stock.
Offering Price	$0.02 per share
Offering Period

The shares are being offered for a period not to exceed 180 days from the effective date of this prospectus, although we may close the offering on any date prior if it is fully subscribed or at our own discretion.

No Public Market

There is no public market for our common stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic. We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the quotation of our common stock upon our becoming a reporting company. There can be no guarantee that our common stock will be accepted for quotation on the OTCBB.

Number of Common Stock Issued and Outstanding Before Offering	10,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus.
Number of Common Stock to be Issued and Outstanding After Fully Subscribed Offering	14,500,000 shares
Proceeds to Our Company	$90,000 (Gross value, if all shares are sold). See table below outlining potential proceeds to the company on a net basis.
Use of Proceeds	We intend to use the proceeds to develop our business operations.
Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 9.
Dividend Policy	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

	Sale of 25% of Offered Shares	Sale of 50% of Offered Shares	Sale of 75% of Offered Shares	Sale of 100% of Offered Shares
NET PROCEEDS	$ -	$22,500.00	$45,000.00	$67,500.00

Initial Website Development	$ -	$1,575.00	$3,150.00	$4,725.00
Website functionality and application development	$ -	$11,025.00	$22,050.00	$33,075.00
Marketing materials and guides development	$ -	$2,700.00	$5,400.00	$8,100.00
Marketing campaign	$ -	$6,750.00	$13,500.00	$20,250.00
General operating expenses	$ -	$450.00	$900.00	$1,350.00

Neither our officer, director, control persons nor their affiliates intend to purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

We have not earned any revenues to date and do not anticipate earning revenues until we have completed our plan of operations and commenced sales.

The following tables set forth a summary of the Company's financial information as provided in its year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BALANCE SHEET DATA

November 30, 2016
Cash	$ 26
Total Current Assets	$ 26
Total Current Liabilities	$ 13,100
Total Stockholder's Equity	$ (13,074)

STATEMENT OF OPERATIONS

                                                              9 months ended

                                                                 November 30, 2016

                                                                ------------

Revenue                                                           $     -

Net Loss                                                          $(5,647)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED.

THERE IS SUBSTANTIAL UNCERTAINTY AS TO WHETHER WE WILL CONTINUE AS A GOING CONCERN. IF WE DISCONTINUE OPERATIONS, YOU WILL LOSE YOUR INVESTMENT.

We were incorporated on February 19, 2015 and have incurred losses since our inception resulting in an accumulated deficit of ($ 23,074) at November 30, 2016. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the fiscal year ended February 29, 2016. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. Our ability to continue to operate will be contingent on our ability to complete this offering.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to start our business operations and market our services. Our ability to achieve and maintain profitability and positive cash flow is dependent upon completion of this offering and our ability to successfully develop and sell our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating no revenues until we complete our plan of operations. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business, which would cause purchasers of our shares to lose their investments.

BECAUSE WE ARE A START-UP OR DEVELOPMENT STAGE COMPANY, AN INVESTMENT IN OUR SHARES IS CONSIDERED A HIGH RISK INVESTMENT THAT COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

We have not commenced operations and, therefore, we are considered a "start-up" or "development stage" company. There is no meaningful historical data for an investor to evaluate. The revenue and income potential of our business and the market has not been proven. We will encounter risks and difficulties commonly faced by early-stage companies. We intend to make significant investments in developing our services. As a result, we will have a net loss from operations and may not be able to reach or sustain profitability in the future. If we fail to become profitable, we will be forced to cease operations.

We will incur significant expenses in order to implement our business plan, including costs related to the development of our application and website, the development of our marketing materials, user guide and sales guide along with additional marketing efforts. You should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, advertising and marketing expenses. We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

BECAUSE WE WILL RELY UPON THIRD PARTY CONSULTANTS FOR IMPORTANT ASPECTS OF OUR BUSINESS PLAN, WE ARE SUBJECT TO THE RISK THAT THEY WILL NOT PERFORM THEIR TASKS EFFECTIVELY AND THAT WE WILL BE UNSUCCESSFUL IN OPERATING OUR BUSINESS AS A RESULT.

We intend to rely significantly on third parties, such as Website and applications developers, Marketing and Sales personnel to develop our business. Because many of these consultants will have expertise in areas that our management does not, we may not be able to effectively evaluate their work and cannot be assured that they will perform to our future clients' expectations. We also cannot ensure that third party consultants will be able to complete their work for us in a timely manner. Accordingly, our reliance on third parties exposes us to the risk that our business will be unsuccessful if they do not provide their services as we envision.

WE MAY NOT BE SUCCESSFUL AT MARKETING OUR SERVICES, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

We anticipate that our clients will come primarily from Cemeteries and Funeral Homes, but our efforts will include traditional e-product marketing utilizing social media, non-spam email, fax blasts and press releases to increase product awareness. However, we may not be successful in marketing our services through our intended plan, and any financial or research efforts we exert to develop, commercialize, or promote our business may not result in revenue or earnings. If we are unable to successfully market our services, our business will suffer, which could cause us to cease all operations.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH EXISTING COMPETITORS OR NEW ENTRANTS IN THIS MARKET.

Because we have not started our business yet, we are unknown to the public. Even though we have no knowledge of any direct competitors at this time that offer an interactive memorial service, as is our intention, we will need to compete with many companies that offer the same or similar services. There are many existing memorial sites on the Internet that have already developed the necessary relationships with third-party service providers. Our competitors may have greater financial resources and may be able to withstand competitive pricing strategies better than we will. We also expect to continue to face competition from new market entrants. We may be unable to compete effectively with these existing and new competitors, which could have a material adverse effect on our financial condition and results of operations.

OUR CURRENT CASH RESOURCES WILL NOT ALLOW US TO BECOME PROFITABLE AND WILL ONLY ALLOW US TO FUND OPERATIONS FOR A LIMITED PERIOD OF TIME

We anticipate that our expenses over the next ten to twelve months following the effectiveness of our registration statement will be approximately $90,000 for the full implementation of our business plan including general administrative expenses, professional fees, development of our website platform, marketing costs and others. Based on our current cash on hand, we may be delayed or forced to cease operations within 12 months unless we complete the offering in its entirety. However, we will try to implement our plan of operations even if we sell less than 100% of the shares offered herein and we believe that at least $8,050 would allow us to keep our reporting status current with the SEC for the next 12 months. Even with 100% of shares sold there is no guarantees that we will be successful.

If we do not raise the financing from the Offering, we may not be able to successfully carry out our plan of operation, and investors may lose their entire investment. In that case, we would not be able to meet the objections stated in this prospectus or eliminate the "going concern" opinion in our auditor's report.

As of the date of this prospectus, the current funds available to us will be sufficient to maintain a reporting status and minimal operations for approximately six months.

OUR FINANCIAL RESOURCES ARE LIMITED AND WE DEPEND ON THE SUCCESS OF THIS OFFERING TO FULLY DEVELOP OUR BUSINESS AND START GENERATING REVENUE

We have not yet fully developed our business and we have not yet generated any revenue. In order to successfully implement our plan of operations, we will need additional capital. We depend on the success of this offering to obtain the necessary funds.

We have no written commitments from stockholders, directors or officers to provide us with any form of cash advances, loans or other sources of liquidity to meet our needs. However, our officer and director has verbally indicated that he is willing to advance up to $10,000 over the next twelve months to cover the company’s cost of being a reporting public company. The verbal indication to advance up to $10,000 to the company is not a binding obligation and there is no assurance that Mr. Thepchit will advance any funds to the company.

OUR MARKETING CAMPAIGN MAY NOT BE SUCCESSFUL DUE TO GEOGRAPHICAL AND/OR FINANCIAL REASONS

Because the company currently has only one employee/officer/director who resides in Thailand and we intend to initially target our marketing efforts in the USA, especially the state of Florida that has the largest concentration of elderly in America; we may face some problems not anticipated by the company, such as: travel expenses and/or higher than expected costs related to hiring and training local sales staff, inability to provide physical interaction with the clients on a timely basis, among others.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE SUBJECT TO SUIT IN THE UNITED STATES, WHICH MAY PREVENT INVESTORS FROM OBTAINING OR ENFORCING JUDGMENTS AGAINST HIM UNDER UNITED STATES LAWS.

Our sole office and director, Mr. Suthep Thepchit, is a resident of Thailand. As a result, it may be difficult or impossible for our investors to effect service of process within the United States upon him, to bring suit against him in the United States or to enforce in the United States courts any judgment obtained there against him predicated upon any civil liability provisions of United States law. Investors should not assume that Thailand courts will either enforce judgments of United States courts obtained in actions against Mr. Thepchit predicated upon the civil liability provisions of United States federal laws.

WE ARE AN "EMERGING GROWTH COMPANY" AND INTEND TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO SUCH COMPANIES, WHICH COULD RESULT IN OUR COMMON STOCK BEING LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 and intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies. Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

WE ARE SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE SUCCESSFUL IN COMPLETING THE OFFERING.

Our president, Suthep Thepchit is offering our shares of common stock on our behalf on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common stock. There are no firm commitments to purchase any of our shares in this offering. Accordingly, there is no guarantee that we will be able to sell any or all of the common stock offered hereby.

BECAUSE OUR BUSINESS AND ABILITY TO RAISE FUNDS ARE ADVERSELY IMPACTED BY ECONOMIC DOWNTURNS, OUR ABILITY TO SUCCESSFULLY IMPLEMENT OUR INTENDED BUSINESS PLAN MAY FAIL DUE TO ECONOMIC CONDITIONS BEYOND OUR CONTROL.

Our intended business service is adversely impacted when economic conditions are poor or uncertain, because our possible clients may choose to hold on to their finances because of uncertainties about the Future. In a bad global economic environment, it is likely that the demand for our services will be lower than it would be in an economic expansion. Due to this, our ability to sell our services may be impaired with the end result that our business plan fails. As well, economic conditions may make it difficult for us to raise the capital necessary to develop and expand our operations. If we are unable to raise funding because of this, our business will fail or our growth may be slower than anticipated.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the FINRA over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be quoted on the bulletin board or, if quoted, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, INVESTORS MAY NOT BE ABLE TO RELY ON THE RESALE EXEMPTION PROVIDED BY RULE 144 OF THE SECURITIES ACT. AS A RESULT, INVESTORS MAY NOT BE ABLE TO RE-SELL OUR SHARES AND COULD LOSE THEIR ENTIRE INVESTMENT. IN ADDITION, OUR SHELL COMPANY STATUS PRECLUDES US FROM FILING A REGISTRATION STATEMENT ON FORM S-8 IN ORDER TO COMPENSATE EMPLOYEES AND CONSULTANTS WITH UNRESTRICTED STOCK, WHICH COULD IMPAIR OUR ABILITY TO ATTRACT TALENT.

We are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

In addition, because we are a shell company, we are not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, we may have difficulties attracting qualified employees and consultants because we are not able to compensate them in the same fashion that non-shell companies can.

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, WE ARE SUBJECT TO ADDITIONAL DISCLOSURE REQUIREMENTS IF WE ACQUIRE OR DISPOSE OF SIGNIFICANT ASSETS IN THE COURSE OF OUR BUSINESS. WE WILL INCUR ADDITIONAL COSTS IN MEETING THESE REQUIREMENTS, WHICH WILL ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE AND, THEREFORE, THE VALUE OF YOUR INVESTMENT.

Because we are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to complying with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

BECAUSE THE PRICE AT WHICH WE ARE SELLING OUR COMMON STOCK IN THIS OFFERING WAS ARBITRARILY DETERMINED BY MANAGEMENT AND BEARS NO RELATIONSHIP TO ANY CRITERIA OF

VALUE, INVESTORS MAY NOT BE ABLE TO RECOVER THEIR INVESTMENT. INVESTORS IN OUR COMMON STOCK WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION.

Our management arbitrarily determined our offering price of $0.02 per share of common stock. This price is unrelated to specific investment criteria, such as the book value, assets or past operating results. Accordingly, there is no guarantee that investors will be able to recover their investments in our common stock or realize eventual capital gains.

Mr. Suthep Thepchit, our president and the present owner of all of our issued and outstanding common stock acquired such securities at a cost substantially less than that which the investors in this offering will pay. Upon the purchase of shares of this offering, investors will experience an immediate and substantial dilution. Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additionally, sales of our securities in the future could result in further dilution.

"Dilution" represents the difference between the offering price of our common stock and the net tangible book value per share of common stock immediately after completion of the offering. "Net Tangible Book Value" is the amount that results from subtracting our total liabilities and intangible assets from total assets. In this offering, the level of dilution is relatively substantial as a result of the low book value of our issued and outstanding stock. Our net tangible book value on November 30, 2016 was $26 or $0.0000026 per share. Assuming all shares offered herein are sold and we receive the expected net proceeds of the offering of $81,950 (i.e., $90,000 gross proceeds less the $8,050 in anticipated offering costs); our net book value will be $81,976 or $0.0056535 per share. Therefore, the purchasers of our common stock in this offering will suffer an immediate and substantial dilution of approximately $0.005650 share.

ADDITIONAL ISSUANCES OF OUR SECURITIES MAY RESULT IN ADDITIONAL DILUTION TO OUR SHAREHOLDERS.

We may need to raise additional capital following our proposed offering in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 200,000,000 shares of common stock, of which 10,000,000 shares of common stock are currently issued and outstanding and an additional 4,500,000 shares are proposed to be sold pursuant to our offering under this prospectus. Our director has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholder's interests, which will negatively affect the value of your shares.

BECAUSE THE PROCEEDS OF OUR OFFERING WILL NOT BE HELD IN A THIRD-PARTY ESCROW, IT IS POSSIBLE THAT OUR CREDITORS COULD ATTACH THESE FUNDS AND WE WOULD NOT BE ABLE TO RETURN THEM TO YOU.

We have not made arrangements to place the funds from the sale of shares in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process, as well as the risk that investment amounts could be lost due to the fact that they are held in an operating account.

UPON THE EFFECTIVENESS OF OUR REGISTRATION STATEMENT, WE WILL BECOME A REPORTING ISSUER AND WILL INCUR PUBLIC DISCLOSURE COSTS. IF WE ARE UNABLE TO ABSORB THESE COSTS, OUR BUSINESS PLAN WILL FAIL.

Upon the effectiveness of this registration statement, we will begin filing public disclosure documents with the Securities & Exchange Commission including financial reports on Form 10-K and Form 10-Q, as well as current reports on Form 8-K. In order to prepare these forms, we will incur legal, filing, accounting and audit costs that will result in an increase in general expenses. We estimate that the costs of this compliance will be approximately $15,000 per year. If we are unable to absorb these costs, we may be forced to cease operations.

IF WE DO NOT BECOME A FULLY ROPORTING COMPANY, WE WILL NOT BE SUBJECT TO THE PROXY RULES UNDER SECTION 14 OF THE EXCHANGE ACT.

We plan on filing a Form 8-A registration statement under Section 12(g) of the Exchange Act. However, if we do not file the Form 8-A, we would be considered a Section 15(d) filer, and in that case, we would not be a fully reporting company and we would not be subject to the proxy rules under Section 14 of the Exchange Act, the prohibition of short-swing profits under Section 16 of the Exchange Act and the beneficial ownership reporting requirements of Sections 13(d) and (g) of the Exchange Act. As a section 15(d) filer, if we have less than 300 shareholders following the fiscal year in which our registration statement becomes effective, our periodic reporting obligations under Section 13(a) would be automatically suspended under Section 15(d) of the Exchange Act.

BECAUSE WE RELY ON OUR SOLE EMPLOYEE, SUTHEP THEPCHIT, TO CONDUCT OUR OPERATIONS, OUR BUSINESS WILL LIKELY FAIL IF WE LOSE HIS SERVICES.

We depend on the services of our President, Suthep Thepchit, and our success will be a result of the decisions he makes. The loss of the services of our President could have an adverse effect on our business, financial condition, and results of operations. There is no assurance that our President will not leave us or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees, as required, or to retain the services of Mr. Thepchit could have a material adverse effect on our operating results and financial condition. Even if we are able to find substitute personnel, it is uncertain whether we could find someone who could successfully operate our business. We could fail without appropriate replacements.

ALTHOUGH OUR PRESIDENT IS NOT CURRENTLY RECEIVING COMPENSATION FOR HIS SERVICES, HE ANTICIPATES RECEIVING MANAGEMENT FEES ONCE WE ARE ABLE TO AFFORD TO PAY THEM FROM OPERATIONS, WHICH WILL ADVERSELY IMPACT ANY POTENTIAL PROFITS THAT WE MAY GENERATE.

We are not currently compensating our President for providing management services to us. We intend to pay management fees to him as compensation if the cash flow that we generate from operations sufficiently exceeds our total expenses. Mr. Thepchit, as our sole director and officer, has the power to set his own compensation.

SUTHEP THEPCHIT, OUR SOLE OFFICER AND DIRECTOR, DOES NOT HAVE EXPERIENCE IN OPERATING OUR PROPOSED BUSINESS, WHICH INCREASES OUR RISK OF BUSINESS FAILURE.

Suthep Thepchit, our sole officer and director, has no experience providing the specific type of services that would be provided as part of our proposed business. In addition, Mr. Thepchit's does not have extensive management experience. Consequently, management's decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Suthep Thepchit spends approximately 5% of his business time providing his services to us. While Mr. Thepchit presently possesses adequate time to attend to our interests, it is possible that the time demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE OUR DIRECTOR WILL OWN 68.9% OF OUR OUTSTANDING COMMON STOCK IF OUR SHARE OFFERING IS SOLD, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole director owns 100% of the outstanding shares of our common stock as of the date of this offering. If our proposed offering is sold in its entirety, our director will own 68.9% of our outstanding common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF QUOTED, THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE, WHICH MAY

SUBSTANTIALLY INCREASE THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT

OR ABOVE THE PRICE THAT YOU MAY PAY FOR THEM, WHICH WOULD CAUSE YOU TO INCUR A LOSS.

Even if our shares are quoted for trading on the FINRA over the counter bulletin board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to factors, such as operating results, additions or departures of key personnel, announcement of significant events, and sales of our securities. Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON STOCK, HOLDERS OF OUR SHARES MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON INVESTMENT.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

CURRENTLY, WE DO NOT INTEND TO REGISTER THIS OFFERING UNDER STATE BLUE SKY LAWS. THIS MAY LIMIT AN INVESTOR'S ABILITY TO RESELL OUR SHARES.

Currently, we do not intend to register this offering under state blue sky laws. Any trading market that may develop for our shares may be restricted because of these state securities laws that prohibit trading absent compliance with individual state laws. These restrictions make it difficult or impossible for our shareholders to sell our common stock in those states. Absent compliance with those laws, our common stock may not be traded in such jurisdictions. Without such registration, it will be difficult for an investor in our shares to resell them. In such circumstances, a shareholder may be unable to liquidate his or her investment in our shares.

Because our common stock has not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell and purchasers to purchase such shares. These restrictions prohibit the secondary trading our common stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states that do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders. Accordingly, even if we are successful in having our shares quoted for trading on the OTC Bulletin Board, investors should consider any market for our shares to be a limited one.

A PURCHASER IS PURCHASING PENNY STOCK, WHICH LIMITS HIS OR HER ABILITY TO SELL OUR STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

If all the shares are sold, the total proceeds from this offering will be $90,000. If we sell 75% of the offered shares, the total proceeds will be $67,500. If %50 of the shares are sold, the total proceeds will be $45,000. If we sell 25% of the offered shares, the total proceeds will be $22,500. We expect to expend the proceeds from this offering in the order set forth below, within the first 12 months after successful completion of this offering:

	Sale of 25% of Offered Shares	Sale of 50% of Offered Shares	Sale of 75% of Offered Shares	Sale of 100% of Offered Shares
GROSS PROCEEDS	$22,500	$45,000	$67,500	$90,000

OFFERING EXPENSES
Opinion Letter	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Bokkeepper	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Auditors	$4,000.00	$4,000.00	$4,000.00	$4,000.00
EDGARization	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Transfer Agent	$1,000.00	$1,000.00	$1,000.00	$1,000.00
SEC Registration Fee	$50.00	$50.00	$50.00	$50.00
TOTAL	$8,050.00	$8,050.00	$8,050.00	$8,050.00

SEC REPORTING COSTS Form 8-K	$450.00	$450.00	$450.00	$450.00
Bokkeepper 2 x 10Q's and 1 x 10-K	$2,000.00	$2,000.00	$2,000.00	$2,000.00
Auditors 2 x 10Q's and 1 x 10-K	$8,000.00	$8,000.00	$8,000.00	$8,000.00
EDGARization	$4,000.00	$4,000.00	$4,000.00	$4,000.00
TOTAL	$14,450.00	$14,450.00	$14,450.00	$14,450.00

NET PROCEEDS	$ -	$22,500.00	$45,000.00	$67,500.00

Initial Website Development	$ -	$1,575.00	$3,150.00	$4,725.00
Website functionality and application development	$ -	$11,025.00	$22,050.00	$33,075.00
Marketing materials and guides development	$ -	$2,700.00	$5,400.00	$8,100.00
Marketing campaign	$ -	$6,750.00	$13,500.00	$20,250.00
General operating expenses	$ -	$450.00	$900.00	$1,350.00

DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price of the 4,500,000 shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

In this offering, the level of dilution is increased as a result of the relatively low book value of our presently issued and outstanding stock. This is due to the shares of common stock issued to the Company's founder, Suthep Thepchit, totalling 10,000,000 shares at $0.001 per share for $10,000 cash versus the current offering price of $0.02 per share.

The Company's net tangible book value on November 30, 2016 was $ 26, or approximately $0.0000 026 per share, based upon 10,000,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $90,000 less expenses for issuance and distribution of the securities being registered ($8,050), the net tangible book value of the 14,500,000 shares to be outstanding will be $8 1,976, or approximately $0.005653 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.005651 per share while our present stockholder will receive an increase of $0.005651 per share in the net tangible book value of the shares that he holds.

The following table illustrates the dilution to the purchasers of the common stock in this offering. The table below includes an analysis of the dilution that will occur if all shares are sold:

Dilution Table

Existing Stockholders if all of the Shares are Sold
Price per share	$0.02
Net tangible book value per share before offering	$0.0000026
Potential gain to existing shareholders	$90,000
Net tangible book value per share after offering	$0.00565351
Increase to present stockholders in net tangible book value per share after offering	$0.00565091
Capital contributions	$90,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Percentage of ownership after offering	68.97%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.02
Dilution per share	$0.01434648
Capital contributions	$90,000
Percentage of capital contributions	90.00%
Number of shares after offering held by public investors	4,500,000
Percentage of ownership after offering	31.03%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.02
Dilution per share	$0.015553196
Capital contributions	$67,500
Percentage of capital contributions	87.10%
Number of shares after offering held by public investors	3,375,000
Percentage of ownership after offering	25.23%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.02
Dilution per share	$0.016981551
Capital contributions	$45,000
Percentage of capital contributions	81.82%
Number of shares after offering held by public investors	2,250,000
Percentage of ownership after offering	18.37%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.02
Dilution per share	$0.018698787
Capital contributions	$22,500
Percentage of capital contributions	69.23%
Number of shares after offering held by public investors	1,125,000
Percentage of ownership after offering	10.11%

PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus is part of a registration statement that permits Suthep Thepchit, our director and sole officer, to sell our shares or common stock directly to the public, with no commission or other remuneration payable to him for any shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. We do not intend to use any mass-advertising methods, such as the Internet or print media. After the effective date of this prospectus, Mr. Thepchit will distribute the prospectus to potential investors at private meetings, to his business associates, and to his friends and relatives who are interested in our company as a possible investment. In offering the securities on our behalf, Mr.

Thepchit will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Thepchit will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

Mr. Thepchit is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation:

     a.   Mr. Thepchit is an officer and director and will not be compensated           in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     b.   Mr. Thepchit is an officer and director and is not, nor will he be         at the time of her participation in the offering, an associated person of a broker-dealer; and,

     c.   Mr. Thepchit is an officer and director and meets the conditions of           paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not          participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our sole officer and director does not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

We are registering 4,500,000 shares of our common stock for offering to investors. The shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum subscription amount required per investor, and subscriptions, once received, are irrevocable by subscribers. This offering will commence on the date of this prospectus is effective and continue for a period not to exceed 180 days (the "Expiration Date"). All money received from any sale of the shares offered, regardless of the number of shares sold, will be available to us to fund our business and operations. The offering will terminate when the sale of all 4,500,000 shares is completed or such earlier time as we may terminate the offering.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only if a broker-dealer has acted as a market maker in our stock and our application is accepted for quotation on the FINRA over the counter bulletin board (OTCBB). Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations for our shares on the OTCBB. We will pursue a quotation on the OTCBB after this registration statement becomes effective and we have completed our offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.

We have not made arrangements to place the funds from the sale of shares in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process, as well as the risk that investment amounts could be lost due to the fact that they are held in an operating account.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft, wire transfer, or certified funds to us. Subscriptions, once received, are irrevocable by subscribers.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to such subscribers, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

            DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 200,000,000 shares which are common stock, each with a par value of $0.001 per share. As of the date hereof, there are 10,000,000 shares of common stock issued and outstanding.

COMMON STOCK

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefor, when, as and if declared by the Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets that are available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PENNY STOCK REGULATION

The Securities & Exchange Commission (SEC) has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined)

of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the shares immediately following this offering will likely be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their shares in the secondary market.

SHARES ELIGIBLE FOR FUTURE RESALE

There is no public market for our common stock. We cannot predict the effect, if any, that sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of the date of this prospectus, we will have outstanding an aggregate of 14,500,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement, of which this prospectus forms a part, the 4,500,000 shares will be freely transferable without restriction or further registration under the Securities Act since they will not be held by affiliates of the Company.

The remaining 10,000,000 restricted shares of common stock to be outstanding are owned by our director, known as our "affiliates," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under the Securities Act, if available.

RULE 144

Our shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

     1.   we have ceased to be a shell company;

     2.   we are subject to the reporting requirements of the Exchange Act, which we are;

     3.   we have filed all Exchange Act reports required for the past 12           months, which we have; and

     4.   a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

The 10,000,000 shares held by our director are subject to the sale limitations imposed our shell company status and by Rule 144. The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

When Rule 144 is available, our affiliate stockholders shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1.   1% of the number of shares of the company's common stock then outstanding; or

     2.   the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included herewith have been audited by Seale and Beers, CPAs, registered independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the Securities and Exchange Commission, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. Law Office of Randall V. Brumbaugh has provided an opinion on the validity of our common stock.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

On February 19, 2015; Mr. Suthep Thepchit, President and Sole Officer and Director incorporated the Company in the State of Nevada and established a fiscal year end of February 28. The Company does not own or lease any property. The only employee of the Company is its Sole Officer and Director. We intend to contract with consultants to fully develop our website and software. The Company is currently a shell Company, as we have no operations and assets consisting solely of cash.

ETERNAL SPEECH, INC. has on the date of this prospectus not generated any revenues. We have not implemented our business model as of yet. Our auditors have expressed an opinion expressing substantial doubt as to our ability to continue as an ongoing business.

ABOUT OUR SERVICES

ETERNAL SPEECH, INC. is a development stage Company that intends to provide a service that will allow its subscribers to leave a text, voice or video message or email message to individuals or groups post mortem.

By subscribing through the website a subscriber will be able to download an easy to use software application (to be developed) that will allow encrypted voice, video recording or email message with easy upload to the website (under construction). The application is intended to be developed to allow the upload of voice files (such as .wav) and various formats of video files (such as .avi, .meg) that have been created by other software applications. As the Company feels a large majority of its initial customers may be computer illiterate; the Company’s application would be developed in a very simple way with visually large text and buttons.

The Website, after fully developed, will have examples of messages, birthday wishes, prayers and other suggestions for its subscribers. The Website is anticipated to link to third party websites with text of prayers, nursery rhymes, speeches, and other content that the subscriber may consider reciting.

In order to utilize the Company’s services, the subscriber must have a free Microsoft ™ One Drive ™ Cloud Storage Account that would give them 15 Gigabytes of storage to be utilized by our application. Even though the files will reside in the subscriber’s One Drive account, they would be encrypted and could only be decrypted by the Eternal Speech Program when the appropriate time comes.

The Company also anticipates that its reseller partners (yet to be contacted) in Cemeteries, Funeral Homes and Assisted Living Facilities would have the computer facilities to assist their customers in recording and uploading their voice, video or text messages.

For the subscription price of $399.00 a user shall be able to upload 10 separate voice, video or text messages each. Each message shall have a time-release date and the email address or addresses of its recipient(s), each message may have up to 10 recipients that could receive the message at the same time. For example, a subscriber could upload 10 different videos with each one released on an annual bases, for birthdays, anniversaries or important dates. The subscriber will need to leave instructions in their will for their estate executor or executrix to login to the Eternal Speech website with a special login and password that would alert the system of the subscribers passing and then the Eternal Speech system would begin to process, decrypt and deliver the Subscribers messages as instructed.

MARKETING STRATEGY

ETERNAL SPEECH, INC. is a development-stage Company that intends to market its planned services online and in partnership with Cemeteries, Funeral Homes and Assisted Living Facilities and their operators. The Company also plans to advertise in magazines aimed at the elderly and in religious publications.

To create additional product awareness, we plan on using traditional e-product marketing utilizing social media, non-spam email, fax blasts and press releases. The Company intends to hire a North American based student in a Marketing University, on a part time basis to achieve this goal. The Company anticipates spending up to $10,000 on further defining its initial target market.

For the Cemeteries and Funeral Homes, the Company anticipates hiring a full time sales executive to contact these potential product resellers. The Company anticipates paying a base salary of $2,000 per month with 10% sales commission on gross revenue to the Company. The Company anticipates budgeting up to one year’s wages initially.

The Company also anticipates having commission only sales personal that could visit an assisted living facility armed with a laptop and present the opportunity to the residents, with medium size Assisted Living Facilities housing between 50 to 100 potential subscribers the Company feels such a presentation would result in significant sales that the sales person could process, on the spot. The Company would pay a 15% commission of gross revenue to the living facility.

PLAN OF OPERATIONS

Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our services, our website and our advertising and marketing plan. Our challenge will be to develop our services and to define and attract paying customers.

Within 90 days of this prospectus becoming effective the Company intends to design the look and feel of its website (www.ETERNALSPEECH.com). The Company will use a third party design service like ‘99 Designs’ or a similar service to design a nondenominational website that is compelling yet respectful to those that are posting and/or visiting.  The Company anticipates spending up to $4,750.00 on this effort.

Within 180 days of this prospectus becoming effective the Company will hire a third party development firm to build the company’s website functionality and application, the Company anticipates hiring a firm from the Eastern block, India or China. The application and website is intended to initially not be over complicated and expects an initial release within 270 days of this prospectus being effective. The Company would develop for both the Windows platform and Mac platform and look to develop for iOS and Android in the future. The Company anticipates spending up to $33,075.00 on developing its application and website.

Within 270 days if this prospectus being effective the Company anticipates developing its marketing materials, user guide and sales guide. The company will further define is initial reseller target list in preparation of sales activities to follow. The Company will also research publications that cater to its target market and attempt to get editorials in these publications to create additional product awareness. Traditional e-product marketing utilizing social media, non-spam email, fax blasts and press releases will also be utilized to increase product awareness. The Company intends to hire a North American based student in a Marketing University, on a part time basis to achieve this goal. The Company anticipates spending up to $8,100 on further defining its initial target market.

Within 365 days of this prospectus being effective the Company intends to begin its product-marketing campaign by first focusing on Cemeteries and Funeral Homes. The Company anticipates hiring a full time sales executive to contact these potential product resellers. The Company anticipates paying a base salary of around $2,000 per month with 10% sales commission on gross revenue to the Company. The Company anticipates budgeting up to one year’s wages initially.

Since it is the Company’s intention to initially develop its website and application in English, its initial marketing efforts will be focused in English-speaking countries. The company will initially target the USA and especially the state of Florida that has the largest concentration of elderly in America.

The Company also anticipates having commission only sales personal that could visit an assisted living facility armed with a laptop and present the opportunity to the residents, with medium size Assisted Living Facilities housing between 50 to 100 potential subscribers the Company feels such a presentation would result in significant sales that the sales person could process, on the spot. The Company would pay a 15% commission of gross revenue to the living facility.

The Company also anticipates spending up to $1,350 dollars for general operating expenses, $8,050 with expenses related to this offering and incurring about $14,450 in costs related to SEC reporting costs for a period of one year.

The Company’s President and Sole officer and Director will be responsible for overlooking every step of the process from beginning to end, including all the hiring of third party developers and sales persons; the development of the guides and for the Marketing campaign.

COMPETITION

ETERNAL SPEECH, INC. has not developed its services yet and has no Market presence or experience thus far. In order to enter the Market, we must successfully implement our plan of operations, which is dependent on the success of this offering.

We will be competing against already established companies in this industry. There are many sites dedicated to memorial services and they all have the basic features of pictures, videos, music and virtual gifts such as flowers and candles. None of these sites offer the interactive, time sensitive features that we intend to offer. Our product features, from what we have researched, appears to be unique on the memorial Internet product space.

The top 10 memorial sites are  iLastin, Imorial, Legacy, Mem, NeverGone, Remembered, Sanctri, Tributes, YourTribute and foevermissed.

Our success depends on our ability to differentiate ourselves in the market with a unique product that offers an effective and reliable service and developing a successful Marketing campaign.

EMPLOYEES

As of the date of this filing, we do not have any full-time employees. We currently rely on our sole officer and director, Suthep Thepchit, to manage all aspects of our business.

Currently, our President devotes approximately 5% of his business time to the Company's operations. Mr. Thepchit has indicated that he is willing to spend more time with the business as it grows and his services are needed. We anticipate that he will be required to spend about 20 hours a week on matters relating to our business when operations commence.

INTELLECTUAL PROPERTY

Presently, we have no copyrights, patents, or trademarks.

REGULATIONS

All third parties operating licenses and the onus will be on our third-party vendors to ensure that they have these licenses. To our knowledge, there are no government regulations specifically relating to services that we intend to provide. However, if we encounter any regulation(s) that affects our business, we will do our best efforts to comply with such regulation(s) and we will not operate before complying with all Laws and Regulations.

EMERGING GROWTH COMPANY STATUS

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Start-ups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.  on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2.  on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.  on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4.  the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

1.  it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2.  It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3.  It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1.  Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.  Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.  Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.  Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.  The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

SUBSIDIARIES

We currently have no subsidiaries.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not spent any funds on research and development activities to date.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Our operations will not be subject to any environmental laws that will be material to us.

GOING CONCERN CONSIDERATION

Our auditors have issued a going concern opinion, meaning that there is substantial doubt if we can continue as an ongoing business for the next twelve months unless we obtain additional capital. No revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The proceeds from the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs of becoming a public reporting company.

We are highly dependent upon the success of the public offering of equity as described herein. The failure to obtain the proceeds from this offering would result in the need to seek capital from other sources such as loans or private placements of securities or cease operations, in which case our investors would lose all of their investment.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DESCRIPTION OF PROPERTY

We do not own or rent facilities of any kind. We plan to conduct our operations from the office of our President who provides this space to us free of charge. We expect to continue to be able to use the office of our President without charge until the business is profitable and operations warrant renting a larger space in a commercial building.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us. As well, we are not involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is 311 S. Division Street, Carson City, Nevada 89703.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no established trading market for our shares of common stock. Upon the effectiveness of the registration statement, of which this prospectus forms a part, we intend to seek a market maker to file an application with FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a liquid public market for our shares of common stock will materialize.

STOCK OPTION GRANTS AND WARRANTS

To date, we have not granted any stock options or issued any warrants relating to our common stock.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.  we would not be able to pay our debts as they become due in the usual course of business; or

2.  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

HOLDERS

As of the date of this prospectus, we have one holder of record of our common stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any securities authorized for issuance under any equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

We are a development stage company and have not commenced operations or generated or realized any revenues. We will not be in a position to commence operations until the offering is completed.

Because we have not generated any revenues and no revenues are anticipated until we implement our business plan, our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.

We believe that we will be able to raise enough money through this offering to begin operations, but we cannot be certain that we will remain in business even if we are able to commence operations. If we are unable to successfully develop relationships with third parties vendors, develop our website, develop and execute a marketing strategy, or attract enough customers to purchase our services, we may quickly use up the proceeds from this offering and will need to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officer in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional funds, other than through this offering. As well, we do not currently have any agreements or contractual relationships with any third-party service providers, customers or website designers.

Our office is located at the premises of our President, Suthep Thepchit, who currently provides such space to us on a rent-free basis at 156/13 Moo 10 Nongprue, Banglamung, Chonburi 20150, Thailand.

PLAN OF OPERATION

Our plan of operation is discussed in the "DESCRIPTION OF BUSINESS" section above.

RESULTS OF OPERATIONS

FROM INCEPTION ON FEBRUARY 19, 2015 TO 9 MONTHS ENDED NOVEMBER 30, 2016

We have not generated any revenues since our inception on February 19, 2015.

During the period from inception to 9 months ended November 30, 2016, our operating expenses were comprised of general and administrative expenses and professional fees of ($ 23,074). We currently anticipate that our legal and professional fees will increase over the next 12 months as a result of becoming a reporting company with the SEC. We have not started our proposed business operations and do not expect to do so until we have completed this offering.

Since inception, we have sold an aggregate of 10,000,000 shares of common stock for total consideration of $10,000 to Suthep Thepchit, our sole director and officer.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

On February 19, 2015 we sold 10,000,000 shares of our common stock to our director for $10,000 in cash. As of the date of this prospectus, Mr. Thepchit is our only stockholder.

The following table provides selected financial data about our Company for the period from the date of incorporation through November 30, 2016. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data	November 30, 2016
Cash	$ 26
Total assets	$ 26
Total liabilities	$ 13,100
Shareholder's equity	($ 13,074)

We have no written commitments from stockholders, directors or officers to provide us with any form of cash advances, loans or other sources of liquidity to meet our needs. However, our officer and director has verbally indicated that he is willing to advance up to $10,000 over the next twelve months to cover the company’s cost of being a reporting public company. The verbal indication to advance up to $10,000 to the company is not a binding obligation and there is no assurance that Mr. Thepchit will advance any funds to the company.

We anticipate that our expenses over the next ten to twelve months following the effectiveness of our registration statement will be approximately $90,000 for the full implementation of our business plan including general administrative expenses, professional fees, development of our website platform, marketing costs and others. Based on our current cash on hand, we may be delayed or forced to cease operations within 12 months unless we complete the offering in its entirety. However, we will try to implement our plan of operations even if we sell less than 100% of the shares offered herein and we believe that at least $8,050 would allow us to keep our reporting status current with the SEC for the next 12 months. Even with 100% of shares sold there is no guarantees that we will be successful.

If we do not raise the financing from the Offering, we may not be able to successfully carry out our plan of operation, and investors may lose their entire investment. In that case, we would not be able to meet the objections stated in this prospectus or eliminate the "going concern" opinion in our auditor's report.

As of the date of this prospectus, the current funds available to us will be sufficient to maintain a reporting status and minimal operations for approximately six months.

Even though we intend to begin generating revenues, we can make no assurances and we may incur operating losses in the next twelve months. The absence of any operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving business model and management of growth. To address these risks, we must, among other things, obtain investors for this Offering, implement and successfully execute our business and marketing strategy. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

GOING CONCERN CONSIDERATION

The report of our independent registered accounting firm raises concern about our ability to continue as a going concern based on the absence of an established source of revenue, recurring losses from operations, and our need for additional financing in order to fund our operations. Please see footnote 2 to our financial statements for additional information.

CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

Seale and Beers, CPAs, LLC ("Seale and Beers"), the independent registered public accounting firm for Eternal Speech, Inc. (the "Company”) informed the Company on September 13, 2016 that Seale and Beers was in the process of being acquired by AMC Auditing (“AMC”)”. As a result, effective December 8, 2016, Seale and Beers was dismissed as the Company's independent registered public accounting firm.  The Audit Committee of the Company's Board of Directors has engaged AMC to serve as the Company's independent registered public accounting firm effective December 8, 2016.

 During the Company's fiscal years ended February 29, 2016 and February 28, 2015 and the subsequent interim period from March 01, 2016 to the date of this report, and in connection with the audit of the Company's financial statements for such periods, there were no disagreements between the Company and Seale and Beers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Seale and Beers, would have caused Seale and Beers to make reference to the subject matter of such disagreements in connection with its audit reports on the Company's financial statements.

FINANCIAL DISCLOSURE

Our fiscal year end is February 28. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of inception, February 19, 2015 through November 30, 2016 are located in the section titled "Financial Statements".

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and her age as of the date of this prospectus are as follows:

 Name                  Age                        Position

 ----                  ---                        --------

Suthep Thepchit         28     President, CEO, Secretary, Treasurer, and Director

Mr. Thepchit has held these positions since our inception. The Board of Directors appoints officers and directors hold office until the next annual meeting of our stockholders.

BACKGROUND INFORMATION ABOUT OUR DIRECTOR AND OFFICER

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

SUTHEP THEPCHIT has been our President, CEO, Secretary, Treasurer and Director since our inception on February 19, 2015. The President is currently employed as the Office Manager of Highlands Property Services (Chonburi, Thailand), where he is responsible for overseeing the real estate side of the business.  This entails the daily supervision of rental management, cleaning, and engineering services personnel, as well as the tracking and preparation of client and tenant invoices.  He has held this position since December 1, 2014.  He was previously employed as a customer service representative of a cosmetics company, importing products to Thailand from Russia. He graduated Trat Provincial High School in March 2004. He started attending Banglamung Inter-Tech College in May 2007.  He graduated from Banglamung Inter-Tech College in March 2012.  He then began attending in Siam Technology College (Bangkok, Thailand) in May 2012 and graduated (on the basis of his previous coursework) with a Bachelor’s degree in Technology and Logistics in March 2013.

Even though Mr. Thepchit has no prior experience developing and managing a public company, we believe he is capable of doing so. He came up with our business concept and is committed to the development of this Company. We also believe his professional experiences (supervision of personnel, customer service) and education in Technology and Logistics are positive factors for our success.

Mr. Thepchit currently spends approximately 5% of his business time on our operations and he has indicated that he is willing to spend more time with the business as it grows and his services are needed.

Mr. Thepchit is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

During the past ten years, our director and executive officer has NOT been involved in any of the legal proceedings covered by Item 401(f), described below:

“(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Instructions to paragraph (f) of Item 401: 1. For purposes of computing the ten-year period referred to in this paragraph, the date of a reportable event shall be deemed the date on which the final order, judgment or decree was entered, or the date on which any rights of appeal from preliminary orders, judgments, or decrees have lapsed. With respect to bankruptcy petitions, the computation date shall be the date of filing for uncontested petitions or the date upon which approval of a contested petition became final.”

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our sole officer and director.

EXECUTIVE COMPENSATION

Since our incorporation on February 19, 2015, we have had no arrangements to compensate Suthep Thepchit, our sole officer, for his services as an officer or director. However, we anticipate that Mr. Thepchit will receive compensation from us once cash flow that we generate from operations significantly exceeds our total expenses. We expect that once we are in full operations, the compensation that we will pay to Mr. Thepchit will not exceed $1,500 per month.

We have not granted any stock options to Mr. Thepchit; there are no stock option, retirement, pension, or profit sharing plans for the benefit of Mr. Thepchit; and, we have not entered into any employment or consulting agreements with Mr. Thepchit.

However, as our sole director and officer, Mr. Thepchit has the power to set his own compensation.

The following table sets forth the compensation that we paid the period from inception until the quarter ending November 30, 2016, and subsequent thereto, to our sole officer. This information includes the dollar value of base salaries, bonus awards, and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Suthep Thepchit

President, CEO, Secretary, Treasurer and Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

We do not currently have a stock option plan or any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our sole director and executive officer since our inception. Accordingly, none were outstanding at the date of this prospectus.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL

ARRANGEMENTS

There are currently no employment contracts or arrangements with our executive officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our sole director and officer that would result from the resignation, retirement or any other termination of such person from us. There are no arrangements for our sole officer and director that would result from a change-in-control.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS

Our sole director is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

CORPORATE GOVERNANCE

We are not subject to the corporate governance rules of any securities exchange or securities association because our securities are not traded on any exchange. We have no audit, nominating, or compensation committees. As a small business, we do not have the resources to engage additional individuals to perform these functions. Our sole director performs these functions. However, he is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of the date of this prospectus, of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of the date of this prospectus, there are 5,000,000 shares of our common stock issued and outstanding. All persons named have sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	No. of Common Stock Before Offering	No. of Common Stock After Offering	Percentage of Ownership Before Offering	Percentage of Ownership After Fully Subscribed Offering
Suthep Thepchit 156/13 Moo 10 Nongprue, Banglamung, Chonburi 20150, Thailand	10,000,000	10,000,000	100%	68.9%

CHANGES IN CONTROL

There are currently no arrangements which would result in a change in control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

On February 19, 2015, we issued 10,000,000 shares of our common stock to our sole director and officer, Suthep Thepchit, for a purchase price of $0.001 per share or for aggregate consideration of $10,000.

Suthep Thepchit, our sole director and officer, provides office space to the Company at no cost.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;

     *    Any person proposed as a nominee for election as a director;

     *    Any person who beneficially owns, directly or indirectly, shares carrying  more than 5% of the voting rights attached to our outstanding shares of common stock;

     *    Our sole promoter, Suthep Thepchit;

     *    Any relative or spouse of any of the foregoing persons who has the          same house as such person;

     *    Immediate family members of directors, director nominees, executive          officers and owners of 5% or more of our common stock

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information as required with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABLIITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

ETERNAL SPEECH, INC

FINANCIAL STATEMENTS

February 29, 2016
Audited

BALANCE SHEETS
STATEMENTS OF OPERATIONS
STATEMENTS OF CASH FLOWS
NOTES TO AUDITED FINANCIAL STATEMENTS

PCAOB Registered Auditors – www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Eternal Speech, Inc.

We have audited the accompanying balance sheets of Eternal Speech, Inc. as of February 29, 2016 and February 28, 2015 and the related statements of income, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended February 29, 2016.  Eternal Speech, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eternal Speech, Inc. as of February 29, 2016 and February 28, 2015, and the related statements of income, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended February 29, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has no revenues, has negative working capital at February 29, 2016, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

November 10, 2016

ETERNAL SPEECH, INC

BALANCE SHEETS
Audited

	February 29, 2016	February 28, 2015
ASSETS

CURRENT ASSETS
Cash	$923	$7,260
TOTAL CURRENT ASSETS	$923	$7,260

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$7,350	$-
Loans from related party	1,000	-
TOTAL CURRENT LIABILITIES	$8,350	$-

STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock
Authorized
200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares at February 29, 2016 and at February 28, 2015	$10,000	$10,000
Accumulated Deficit	(17,427)	(2,740)
TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	$(7,427)	$7,260
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$923	$7,260

The accompanying notes are an integral part of these financial statements

ETERNAL SPEECH, INC.

STATEMENTS OF OPERATIONS

Audited

	Year ended February 29, 2016		Year ended February 28, 2015
REVENUE

Revenues	$-	$	_
Total Revenues	$-		$-

EXPENSES

Office and general	$4,137		$-
Professional Fees	10,550		2,740
Total Expenses, before provision of income taxes	$14,687		$2,740

Provision for income taxes	-		-

NET LOSS	$(14,687)		$(2,740)

BASIC AND DILUTED LOSS PER COMMON SHARE	$0		$0

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	100,000,000		100,000,000

The accompanying notes are an integral part of these financial statements

ETERNAL SPEECH, INC.

STATEMENTS OF STOCKHOLDERS’EQUITY(DEFICIT)

From inception (February 19, 2015) to February 29, 2016

Audited

	Common Stock
	Number of shares	Amount	Additional Paid-in Capital	Share Subscriptions Receivable	Accumulated Deficit	Total
Balance on inception, February 19, 2015	10,000,000	$10,000	$-	$-	$-	$10,000
Founder's shares issued for cash at $0.001

Net loss for the period ended February 28, 2015

Balance, February 28, 2015	10,000,000	$10,000	$-	$-	$(2,740)	$7,260

Net loss for the period ended February 29, 2016	-	-	-	-	(14,687)	(14,687)

Balance, February 29, 2016	10,000,000	$10,000	$-	$-	$(17,427)	$(7,427)

The accompanying notes are an integral part of these financial statements

ETERNAL SPEECH, INC.

STATEMENTS OF CASH FLOWS

Audited

	Year ended	Year ended
	February 29, 2016	February 28, 2015

OPERATING ACTIVITIES
Net loss	$(14,687)	$(2,740)
Adjustment to reconcile net loss to net cash
used in operating activities:
Increase (decrease) in accrued expenses	7,350	-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(7,337)	$(2,740)

FINANCING ACTIVITIES
Proceeds from sale of common stock	-	10,000
Loan from Related Party	1,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	$1,000	$10,000

NET INCREASE (DECREASE) IN CASH	$(6,337)	$7,260

CASH, BEGINNING OF PERIOD	$7,260	$-

CASH, END OF PERIOD	$923	$7,260

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

ETERNAL SPEECH, INC

NOTES TO THE AUDITED FINANCIAL STATEMENTS

February 29, 2016

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on February 19, 2015 and established a fiscal year end of February 28.The Company plans to provide a subscription service where subscribers can leave texts, voice and/or video messages to individuals that may receive the messages after the subscriber has passed away.

All activities of the Company to date relate to its organization, initial funding.

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders’ equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management, the accompanying balance sheets, statements of operations, stockholders' equity (deficit) and cash flows include all adjustments, consisting only of normal recurring items, for their fair presentation in conformity with accounting principles generally accepted in the United States. These financial statements are presented in United States dollars.

Advertising

Advertising costs are expensed as incurred.  As of February 29, 2016, no advertising costs have been incurred.

Property

The Company does not own or rent any property.  The office space is provided by the president at no charge.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit and an accumulated deficit of $7,427 and net loss from operations since inception of $17,427. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs.

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of February 29, 2016, the Company has not granted any stock options and has not recorded any stock-based compensation.

On February 19, 2015 the Company issued 10,000,000 Founder's shares for cash at $0.001 per share.

On February 29, 2016, the Company 10,000,000 Founder's shares issued and outstanding.

NOTE 6 – RELATED PARTY TRANSACTIONS

As of February 29, 2016 and 2015, the Company has received $1,000 and $0, respectively, in loans and payment of expenses from a related party. The loans are payable on demand and without interest.

NOTE 7 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of February 29, 2016 and on February 28, 2015 are as follows:

	February 29, 2016	February 28, 2015
Net operating loss carry forward	17,427	2740
Effective Tax rate	35%	35%
Deferred Tax Assets	6,099	959
Less: Valuation Allowance	(6,099)	(959)
Net deferred tax asset	$0	$0

The net federal operating loss carry forward will expire between 2033.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no events to disclose.

ETERNAL SPEECH, INC.

CONDENSED FINANCIAL STATEMENTS

November 30, 2016

Unaudited

CONDENSED BALANCE SHEETS

CONDENSED STATEMENTS OF OPERATIONS

CONDENSED STATEMENTS OF CASH FLOWS

NOTES TO UNAUDITED CONDENSED INTERIM AUDITED FINANCIAL STATEMENTS

ETERNAL SPEECH, INC.

CONDENSED BALANCE SHEETS

Unaudited

	November 30, 2016	February 29, 2016
ASSETS

CURRENT ASSETS
Cash	$26	$923
TOTAL CURRENT ASSETS	$26	$923

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,550	$7,350
Loans from related party	6,550	1,000
TOTAL CURRENT LIABILITIES	$13,100	$8,350

STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock
Authorized
200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares at November 30, 2016 and at February 29, 2016	$10,000	$10,000
Accumulated Deficit	(23,074)	(17,427)
TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	$(13,074)	$(7,427)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$26	$923

The accompanying notes are an integral part of these financial statements

ETERNAL SPEECH, INC.

CONDENSED STATEMENTS OF OPERATIONS

Unaudited

	3 months ended November 30, 2016	3 months ended November 30, 2015	9 months ended November 30, 2016	9 months ended November 30, 2015
REVENUE
Revenues	$-	$-	$-	$-

Total Revenues	$-	$-	$-	$-

EXPENSES
Office and general	$572	$1,990	$1,447	$2,289
Professional Fees	700	2,200	4,200	8,350
Total Expenses, before provision of income taxes	$1,272	$4,190	$5,647	$10,639

Provision for income taxes	-	-	-	-

NET LOSS	$(1,272)	$(4,190)	$(5,647)	$(10,639)

BASIC AND DILUTED LOSS PER COMMON SHARE	$0	$0	$0	$0

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,000,000	10,000,000	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements

ETERNAL SPEECH, INC.

CONDENSED STATEMENTS OF CASH FLOWS

Unaudited

	9 months ended	9 months ended
	November 30, 2016	November 30, 2015

OPERATING ACTIVITIES
Net loss	$(5,647)	$(10,639)
Adjustment to reconcile net loss to net cash
Used in operating activities:
Increase (decrease) in accrued expenses	(800)	3,350
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(6,447)	$(7,289)

FINANCING ACTIVITIES
Loan from Related Party	5,550	1,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	$5,550	1,000

NET INCREASE (DECREASE) IN CASH	$(897)	$(6,289)

CASH, BEGINNING OF PERIOD	$923	$7,260

CASH, END OF PERIOD	$26	$971

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

ETERNAL SPEECH, INC

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

November 30, 2016

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The Company was incorporated in the State of Nevada as a for-profit Company on February 19, 2015 and established a fiscal year end of February 28.The Company plans to provide a subscription service where subscribers can leave texts, voice and/or video messages to individuals that may receive the messages after the subscriber has passed away.

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders’ equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Interim results are not necessarily indicative of results for a full year.  The information included in this Form 10-Q should be read in conjunction with information included in the Form 10-K.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $13,074, an accumulated deficit of $23,074. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 3 - CAPITAL STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

On February 19, 2015 the Company issued 10,000,000 Founder's shares for cash at $0.001 per share.

As of November 30, 2016, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no further events to disclose.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR AN OFFER TO BUY THE SECURITIES REFERRED TO IN THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS ARE CORRECT ONLY AS OF THE DATE SHOWN ON THE COVER PAGE OF THESE DOCUMENTS, REGARDLESS OF THE TIME OF THE DELIVERY OF THESE DOCUMENTS OR ANY SALE OF THE SECURITIES REFERRED TO IN THIS PROSPECTUS.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ETERNAL SPEECH, INC.

4,500,000 SHARES OF COMMON STOCK

PROSPECTUS

___________________, 2016

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, including those expenses that we have incurred to date. All such expenses will be borne by the registrant.

Securities and Exchange Commission registration fee             $    50

Legal and accounting expenses                                   $ 6,000

Transfer Agent Fees                                             $ 1,000

Edgar formatting and XBRL conversion                            $ 1,000

                                                                -------

Total                                                           $ 8,050

                                                                =======

All amounts are estimates. All expenses will be borne by the registrant.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1) such indemnification is expressly required to be made by law;

(2) the proceeding was authorized by our Board of Directors;

(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

                     RECENT SALES OF UNREGISTERED SECURITIES

We issued 10,000,000 shares of our common stock to Suthep Thepchit, our director and officer, on February 19, 2015. He acquired these 10,000,000 shares at a price of $0.001 per share for total proceeds to us of $10,000. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act").

REGULATION S COMPLIANCE

For the above offering, we relied upon the following facts to make the Regulation S exemption available:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing, made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.                    Description

----------                    -----------

    3.1   Articles of Incorporation *

    3.2   Bylaws *

    5.1   Legal opinion of Law Office of Randall V. Brumbaugh with consent to use *

   10.1   Subscription Agreement **

   16.1   Letter from Auditor

   23.1   Consent of  Seale & Beers, CPAs

----------

*filed on July 17, 2015

**filed on November 18, 2015

ITEM 17.  UNDERTAKINGS.

The undersigned registrant undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)    To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.      Any preliminary prospectus or prospectus of the undersigned registrant          relating to the offering required to be filed pursuant to Rule 424;

ii.     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the District of Banglamung, Chonburi Province, Thailand, on January 27 , 201 7 .

Eternal Speech, Inc.

By: /s/ Suthep Thepchit

----------------------------------------

Suthep Thepchit

President, Chief Executive Officer

and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

     SIGNATURE                  CAPACITY IN WHICH SIGNED                   DATE

     ---------                  ------------------------                   ----

/s/ Suthep Thepchit      President, Chief Executive           January 27 , 201 7

--------------------     Officer, Principal Financial Officer,

Suthep Thepchit          Principal Accounting Officer, Secretary,

                         Treasurer and Director